UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:  March 18, 2011)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including  Zip Code)

(609) 495-2495
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Long Term Incentive Awards

On March 18, 2011, the Registrant granted non-qualified options to purchase shares of its common stock, par value $0.001 per share, or Common Stock, and awarded target performance shares (contingent rights to obtain shares of Common Stock) pursuant to its 2009 Long Term Incentive Plan, or 2009 LTIP, to participants in the 2009 LTIP, including to the officers shown in the following table  and in the amounts indicated:

Name and Title	Total Number of Options Granted	Per Share Option Price ($)	Number of Target Performance Shares Awarded
Randolph Gress, Chief Executive Officer & President	27,200	$39.67	14,600
Neil Salmon, Vice President & Chief Financial Officer	7,000	$39.67	3,700
William Farran, Vice President & General Counsel	5,900	$39.67	3,150
Louis Calvarin, Vice President, Operations	4,400	$39.67	2,300
Abraham Shabot Vice President & General Manger, Mexico	2,400	$39.67	1,250

In general, the options, all of which are non-qualified options granted at a strike price equal to the closing price of the Common Stock on the NASDAQ Global Select Stock Market on the date of grant, will be outstanding for up to 10 years from date of grant and will vest (and first become exercisable) ratably over the next three years on each of the succeeding anniversaries of the grant date.  The performance shares relate to an award cycle covering the period January 1, 2011 through December 31, 2013. The number of performance shares to be earned can range from 0.5x (threshold) to 2.0 x (maximum) of the number of target shares awarded depending on the extent to which the Registrant attains the level of Contribution Margin, or CM, as adjusted by Return on Invested Capital, or ROIC (all as defined in the performance measure adopted for the cycle). Continued service through the end of the cycle is required to earn the entire award with specified exceptions that include changes affecting control of the Registrant and employment terminations without Cause or for Good Reason (as defined in the award agreement governing the grants).

The above description and full terms of the grants and awards are qualified in their entirety by the full text of the award agreement to be entered into between each recipient and the Registrant, the general form of which has been filed as incorporated by reference to Exhibit 99.1 of Form 8-K of Innophos Holdings, Inc. filed June 4, 2009.

Item 8.01 Other Items.

On March 21, 2011, the Registrant issued a press release announcing a declaration of a dividend of $0.25 per share of Common Stock payable April 29, 2011 to holders of record on April 15, 2011, representing an increase of 47% in the dividend rate.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed with this report:

(d) Exhibit No.	Description

99.1	Press Release of Registrant dated March 21, 2011

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ Neil Salmon
Name: Neils Salmon Title: Vice President, Chief Financial Officer

Dated: March 23, 2011.